Exhibit 4.1

Interactive Data
14 West Street
New York, NY  10005


June 6, 1997


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

       Re:  Van Kampen American Capital
               Strategic Five Trust, United States Portfolio, June 1997 Series Strategic Ten Trust, United States Portfolio, June 1997 Series Strategic Ten Trust, United Kingdom Portfolio, June 1997 Series Strategic Ten Trust, Hong Kong Portfolio, June 1997 Series Global Fifteen Trust, June 1997 Series
               Global Thirty Trust, June 1997 Series
            (A Unit Investment Trust) Registered Under the Securities
            Act of 1933, File No. 333-27889

Gentlemen:

     We  have  examined the Registration Statement for the above  captioned
Fund.

     We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President